EXHIBIT 10.24


                              EMPLOYMENT AGREEMENT


         This Employment Agreement (the "Agreement"), made and entered into this 25th day of November, 2002, by and between Register.com, Inc., a Delaware corporation with principal offices located at 575 Eighth Avenue, 11th Floor, New York, New York 10018 (the "Company"), and Mitchell Quain (the "Executive").

                                   WITNESSETH

         WHEREAS, the Company has a need for the Executive's personal services in an executive capacity; and

         WHEREAS, the Executive possesses the necessary strategic, financial, planning, operational and managerial skills necessary to fulfill those needs; and

         WHEREAS, the Executive and the Company desire to enter into a formal Employment Agreement to memorialize the terms of the Executive's employment relationship with the Company.

         NOW, THEREFORE, in consideration of the mutual promises, terms, provisions, and conditions contained herein, the parties agree as follows:

1. Position.

         The Company hereby agrees to employ the Executive to serve in the role of Chairman of the Board of the Company with the title of Executive Chairman, subject to the limitation set forth herein. As such, the Executive shall be responsible for the following duties, subject to the authority of the Board of Directors of the Company (the "Board"): (a) chairing Board meetings; (b) overseeing the preparation of the agenda for Board meetings; (c) coordinating the interaction of the Board with senior management of the Company; (d) providing oversight of the Company's capital markets strategy; (e) mentoring the Chief Executive Officer of the Company; (f) providing focus and oversight of corporate and strategic development; and (g) directly supervising certain staff functions including finance, human resources, legal and investor relations, or others as may be added or removed from time to time by the Board.

The Executive accepts such employment upon the terms and conditions set forth herein, and further agrees to perform to the best of his abilities the duties set forth above. The Executive shall, at all times during the Employment Term, report directly to the full Board and shall be responsible for providing such reports to the full Board or designated committee thereof regarding the performance of his duties as may be reasonably required. The Executive shall perform his duties as Executive Chairman diligently and faithfully and shall devote his full business time and attention to such duties. The Company acknowledges and understands that the Executive shall continue to be the Principal of Charterhouse Group and shall continue to serve on the boards of directors of MagnaTek, Inc., Mechanical Dynamic, Inc., Strategic Distribution,


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Inc. and Titan International, during the Employment Term provided that such activities will not interfere with the performance of his duties as set forth hereunder.

2. Term of Employment and Future Services.

         The term of Executive's employment under this Agreement will commence on the date of this Agreement (the "Effective Date"). Subject to the provisions of Section 5 of this Agreement, the term of Executive's employment hereunder shall be for a term of one (1) year from the Effective Date (the "Employment Term"). Upon the conclusion of the Employment Term, the Executive shall continue to serve as non-executive Chairman of the Board for an additional three (3) year period, subject to the Executive's continued election to the Board by the shareholders of the Company. The Executive shall not serve as an employee of the Company after the expiration of the Employment Term, but shall continue to perform the duties described in Section 1 above, with the exception of those set forth in subsection 1(g), while serving as non-executive Chairman of the Board. While serving as non-executive Chairman of the Board, the Executive agrees to commit seven (7) business days per month to his duties.

3. Compensation.

     (a) Stock Option. As of the Effective Date, the Company shall grant the Executive, pursuant to the Company's Amended and Restated 2000 Stock Incentive Plan (the "Plan"), an option (the "Option") to purchase six hundred thousand
(600,000) shares of the Company's common stock (the "Option Shares") at a purchase price equal to the closing price of the Company's common stock on NASDAQ on the day the Compensation Committee approves the grant, under the terms and conditions set forth in the Plan and the Stock Option Agreement which shall be provided to the Executive following the date of the stock option grant provided for herein. The Option shall vest and become exercisable in 48 equal monthly installments of twelve thousand five hundred (12,500) Option Shares beginning on the date of the grant (the "Vesting Commencement Date") as long as the Executive remains a director on the Board, provided that (A) the Option shall accelerate and vest in full upon (i) the Executive's death; (ii) the Executive's Permanent Disability, as such term is defined in the Stock Option Agreement; or (iii) a Change in Control, as defined in the Plan, which occurs at any time while the Executive is serving as a director on the Board, and (B) in the event Executive is not reelected to the Board by the Company's stockholders, the Option shall accelerate and vest as if the Executive had continued to remain Executive Chairman or non-executive Chairman of the Board for the twelve-month period subsequent to the Executive's last date of service as a director, and provided further that the Option shall immediately terminate and cease vesting in the event that the Executive's employment is terminated for Cause as set forth in Section 5(a) below. The Executive acknowledges and agrees that the grant of the Option provided hereunder is in lieu of any stock option grant or other benefit under the Company's Automatic Option Grant Program as currently in place or as amended from time to time (the "Program"), and the Executive hereby waives any rights or entitlement under the Program.

     (b) Benefits. During the Employment Term the Executive shall be entitled to participate in all employee benefit plans which the Company provides or may establish from time to time for the benefit of its employees, including, without limitation, group life, medical, surgical, dental and other health insurance, short and long-term disability, deferred compensation, profit-sharing and similar plans.


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     (c)  Expenses.  The Company  shall pay or reimburse  the  Executive for all reasonable out-of-pocket expenses actually incurred by him during the Employment Term in performing services hereunder, provided that the Executive properly accounts for such expenses in accordance with the Company's policies. In addition, during the Employment Term, the Company shall reimburse Executive for reasonable expenses incurred by Executive in obtaining accounting or legal advice related to his work for the Company in an amount not to exceed $30,000 in the aggregate.

         (d) Waiver of Additional Compensation. The Executive acknowledges and agrees that he is entitled to no compensation other than that specifically provided for in this Section 3 and he waives any rights or entitlement to other cash or non-cash compensation or benefits the Company may provide to its employees individually or generally. Executive also waives his rights to receive any cash compensation approved by the Board in connection with the service as a director during the Employment Term.

4. Confidentiality, Inventions and Restrictive Covenants.

     (a) The Executive agrees to the terms of the Proprietary Information, Inventions and Nonsolicitation Agreement attached hereto as Exhibit A.

5. Termination.

         Notwithstanding the provisions of Section 2 of this Agreement, the Executive's employment hereunder may terminate under the following circumstances:

     (a) Termination by the Company for Cause. The Company may terminate the Executive's employment for Cause at any time, upon written notice to the Executive setting forth in reasonable detail the nature of such Cause. For purposes of this Agreement, Cause is defined as (i) the Executive's willful and material breach of the terms of this Agreement or the Proprietary Information, Inventions and Nonsolicitation Agreement; (ii) the Executive's commission of any felony or any crime involving moral turpitude; (iii) gross negligence or willful misconduct by the Executive in connection with his positions hereunder; (iv) the Executive's willful refusal to perform his duties hereunder or (v) the Executive's failure to follow the written policies or directives of the Company. Upon the termination for Cause of the Executive's employment, the Company shall have no further obligation or liability to the Executive.

     (b) Termination by the Company Without Cause. The Executive's employment hereunder may be terminated without Cause by the Company upon thirty (30) days' written notice to the Executive.

     (c) Termination by the Executive. The Executive may terminate his employment hereunder upon ninety (90) days' written notice to the Company. During such notice period, the Executive shall work in good faith to transition his responsibilities as Executive Chairman.


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6. Choice of Law.

         The Executive acknowledges that a substantial portion of the Company's business is based out of and directed from the State of New York. The Executive also acknowledges that during the course of the Executive's employment with the Company the Executive will have substantial contacts with New York.

         The validity, interpretation and performance of this Agreement shall be governed by, and construed in accordance with, the internal law of New York, without giving effect to conflict of law principles.

7. Miscellaneous.

     (a) Assignment. The Executive acknowledges and agrees that the rights and obligations of the Company under this Agreement may be assigned by the Company to any successors in interest. The Executive further acknowledges and agrees that this Agreement is personal to the Executive and that the Executive may not assign any rights or obligations hereunder.

     (b) Entire Agreement. This Agreement sets forth the entire agreement between the parties and supersedes any prior communications, promises, agreements and understandings, written or oral, with respect to the terms and conditions of the Executive's employment.

     (c) Amendments. Any attempted modification of this Agreement will not be effective unless formally approved by the full Board and signed by the Executive.

     (d) Waiver of Breach. The Executive understands that a breach of any provision of this Agreement may only be waived by the full Board. The waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     (e) Severability. If any provision of this Agreement should, for any reason, be held invalid or unenforceable in any respect by a court of competent jurisdiction, then the remainder of this Agreement, and the application of such provision in circumstances other than those as to which it is so declared invalid or unenforceable, shall not be affected thereby, and each such provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     (f) Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be effective when delivered by private messenger, private overnight mail service, or facsimile as follows (or to such other address as either party shall designate by notice in writing to the other in accordance herewith):

                  If to the Company:

                  575 Eighth Avenue
                  8th Floor
                  New York, New York  10018
                  Attn:  General Counsel


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                  With a copy to:

                  Brobeck, Phleger & Harrison LLP
                  1633 Broadway, 47th Floor
                  New York, New York  10019
                  Attn:  Scott Kaufman, Esq.

                  If to Executive:

                  c/o Register.com, Inc.
                  575 Eighth Avenue
                  8th Floor
                  New York, New York 10018

                  or such other address as the Executive shall provide.

     (g) Survival. The Executive and the Company agree that certain provisions of this Agreement shall survive the expiration or termination of this Agreement and the termination of the Executive's employment with the Company. Such provisions shall be limited to those within this Agreement which, by their express and implied terms, obligate either party to perform beyond the termination of the Executive's employment or termination of this Agreement.

     (h) Arbitration of Disputes. Any controversy or claim arising out of this Agreement or any aspect of the Executive's relationship with the Company including the cessation thereof shall be resolved by arbitration in accordance with the then existing Employment Dispute Resolution Rules of the American Arbitration Association, in New York, New York, and judgment upon the award rendered may be entered in any court having jurisdiction thereof. The parties shall split equally the costs of arbitration, except that each party shall pay its own attorneys' fees. The parties agree that the award of the arbitrator shall be final and binding.

     (i) Rights of Other Individuals. This Agreement confers rights solely on the Executive and the Company. This Agreement is not a benefit plan and confers no rights on any individual or entity other than the undersigned.

     (j) Headings. The parties acknowledge that the headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of this Agreement.

     (k) Advice of Counsel. The Executive and the Company hereby acknowledge that each party has had adequate opportunity to review this Agreement, to obtain the advice of counsel with respect to this Agreement, and to reflect upon and consider the terms and conditions of this Agreement. The parties further acknowledge that each party fully understands the terms of this Agreement and has voluntarily executed this Agreement.


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         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year set forth below.

EXECUTIVE                             REGISTER.COM, INC.


/s/ Mitchell Quain                   By: /s/ Richard D. Forman
-----------------------------            --------------------------------------
Mitchell Quain                           Richard D. Forman

                                   Title: CEO, as authorized by the Board of
                                          Directors
                                         --------------------------------------


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